UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2004

Input/Output, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	1-12961 (Commission File Number)	22-2286646 (IRS Employer Identification No.)
of incorporation)

12300 Parc Crest Dr. Stafford, TX (Address of principal executive offices)	77477 (Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

Item 5. Other Events.

     On May 3, 2004, Input/Output, Inc. (the “Company”) announced that the Securities and Exchange Commission had declared effective the Company’s shelf registration statement on Form S-3, which covers resales of the Company’s 5.50% Convertible Senior Notes due 2008 and its shares of common stock issuable upon conversion of the notes. A copy of the Company’s press release announcing the declaration of effectiveness is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated May 3, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2004
INPUT/OUTPUT, INC. (Registrant)
	By:	/s/ J. Michael Kirksey
		Name:	J. Michael Kirksey
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated May 3, 2004.